                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                September 8, 1998
               --------------------------------------------------
                Date of report (Date of earliest event reported)



                                   ADVO, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                          1-11720              06-0885252
---------------------------------  ------------------------  -------------------
 (State or other jurisdiction      (Commission file number)     (IRS Employer
of incorporation or organization)                            Identification No.)



         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)




Registrant's telephone number, including area code:    (860) 285-6120
                                                   ------------------------

ITEM 5.      OTHER EVENTS

On September 8, 1998 ADVO, Inc. (the "Company") announced a new stock repurchase program for up to 1 million shares through September 25, 1999. This new program includes the approximate 442,000 shares remaining from its previous buyback program.

The Company had previously purchased 2,758,000 shares of the total 3,200,000 shares authorized. In conjunction with this repurchase program, on September 29, 1997 the Company purchased 1,936,098 shares from Warburg, Pincus Capital Partners, L.P. due to the termination of the limited partnership fund. Subsequent to the September 29th transaction and during fiscal 1998, the Company has purchased approximately 613,300 shares of its common stock. In addition, the Company purchased 208,602 shares in fiscal 1997 pursuant to a previously related buyback program.








ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:


Exhibit     Description
No.
99(a)       Press release, dated September 8, 1998, issued       Filed herewith.
            by the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







                                         ADVO, Inc.
Date : September 14, 1998
                                          By  /s/ DAVID M. STIGLER
                                             ----------------------------------
                                                  David M. Stigler
                                                  Senior Vice President,
                                                  Legal and Public Affairs,
                                                  General Counsel and Secretary

                                  EXHIBIT INDEX


                                                                   Incorporation by
Exhibit No.         Description                                    Reference
99 (a)              Press release, dated September 8, 1998,
                    issued by the Company.                         Filed herewith.